SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)November 18, 2002



                      THE YORK WATER COMPANY
      (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690               23-1242500
(State or other jurisdiction   (Commission       (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601




  (Former name or former address, if changed since last report.)

                      THE YORK WATER COMPANY
                             FORM 8-K



ITEM 5.  OTHER EVENTS



              THE YORK WATER COMPANY ANNOUNCES SIXTH
               CONSECUTIVE ANNUAL DIVIDEND INCREASE



     York, Pennsylvania, November 18, 2002: The York Water Company's (Nasdaq: YORW) President, William T. Morris, announced today that the Board of Directors at their November 18 meeting increased the quarterly dividend from $0.13 to $0.135, a 4% increase per share.

     This is the 528th consecutive dividend paid by The York
Water Company, and is the sixth consecutive year the Company has increased its dividend. The dividend is payable January 15, 2003 to shareholders as of record date December 31, 2002.

                            SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       The York Water Company
                                             (Registrant)


Dated:  November 18, 2002         By:
                                      (Jeffrey S. Osman)
                                       Vice President-Finance